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                                                                      EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement File Nos. 333-77247, 333-77249, 333-77591 of Lakes Entertainment, Inc. on Form S-8 of our report dated January 30, 2003 (March 3, 2003 as to Note 12) appearing in this Annual Report on Form 10-K of Lakes Entertainment, Inc. for the year ended December 29, 2002.







Deloitte & Touche LLP
Minneapolis, Minnesota
March 26, 2003